UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 21, 2026
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0000001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

Subscription Agreements

On January 21, 2026 (the “Closing Date”) LanzaTech Global, Inc. (the “Company”) entered into subscription agreements (“Subscription Agreements”) with certain existing and new institutional investors (the “Investors”), pursuant to which the Investors purchased, in private placements, shares (the “Subscribed Shares”) of common stock, par value $0.0000001 per share (“Common Stock”), of the Company, for cash. Pursuant to the Subscription Agreements, on the Closing Date, the Company issued and sold a total of 4,000,000 Subscribed Shares to the Investors at a per share purchase price of $5.00 (the “Purchase Price”), resulting in gross proceeds to the Company of $20,000,000. In consideration for funding the Purchase Price no later than January 21, 2026, the Company issued to the Investors an aggregate number of bonus shares (the “Bonus Shares” and, together with the Subscribed Shares, the “PIPE Shares”) equal to 510,968 shares of Common Stock (the “PIPE Transactions”). The Subscription Agreement with the largest Investor provides that, for so long as such Investor holds shares of Common Stock in an amount equal to at least 50% of its Subscribed Shares (as adjusted for certain events), such Investor will be entitled to appoint one observer to the Company’s Board of Directors, subject to the provisions set forth in such Investor’s Subscription Agreement.

The offer and issuance of the PIPE Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The PIPE Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act. The Company is not required to file a registration statement providing for the resale of the PIPE Shares.

Second Amended and Restated Certificate of Designation

As previously disclosed, on May 7, 2025, the Company and LanzaTech Global SPV, LLC, an entity controlled by an existing investor (the “Preferred Stockholder”), entered into that certain Series A Convertible Senior Preferred Stock Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which the Company issued and sold 20,000,000 shares of the Company’s preferred stock designated as “Series A Convertible Senior Preferred Stock” (the “Preferred Stock”) to the Preferred Stockholder, on May 7, 2025, for an aggregate purchase price of $40,000,000, which shares were convertible at any time at the option of the Preferred Stockholder into 200,000 shares of Common Stock. On the Closing Date, the Company filed a Second Amended and Restated Certificate of Designation of Series A Convertible Senior Preferred Stock (the “A&R CoD”) with the Office of the Secretary of State of the State of Delaware. The A&R CoD: (i) provides for the mandatory conversion of all of the Preferred Stock into an aggregate of 3,250,322 shares of Common Stock (the “Conversion Shares”) in certain circumstances, including upon the consummation of an Other Financing (as defined in the A&R CoD) occurring on or prior to January 21, 2026 pursuant to which the Company issues and sells shares of Common Stock for an aggregate gross purchase price, payable in cash, of not less than $20,000,000; (ii) eliminates all provisions requiring the Company to effect a mandatory redemption of the Preferred Stock upon certain events; and (iii) makes certain other technical, conforming, clarifying and other changes, including to reflect the foregoing.

The consummation of the PIPE Transactions on the Closing Date triggered the mandatory conversion of the Preferred Stock into the Conversion Shares pursuant to the A&R CoD. As a result, all outstanding shares of the Preferred Stock were automatically converted into the Conversion Shares as of the Closing Date and the Company issued the Conversion Shares to the Preferred Stockholder on the Closing Date pursuant to the terms of the A&R CoD.

Warrant

As previously disclosed, pursuant to the Purchase Agreement, the Company also agreed to issue to the Preferred Stockholder, immediately prior to the consummation of certain financings (including an Other Financing) (such time, the “Issuance Time”), a warrant to purchase 7,800,000 shares of Common Stock at an exercise price equal to $0.0000001 per share (the “Warrant Shares”) (subject to adjustments in certain events) (the “Warrant”), which Warrant would be deemed automatically exercised on a cashless, net-exercise basis at such time. In connection with the consummation of the PIPE Transactions, the Company and the Preferred Stockholder agreed to amend the terms of the Warrant to provide that, subject to the terms and conditions set forth in the Warrant, the Warrant is not automatically exercised at the Issuance Time but rather is exercisable at any time prior to 5:00 p.m. New York City time on December 31, 2026 (the “Expiration Time”) and will be automatically exercised on a cashless, net-exercise basis immediately prior to the Expiration Time.

The Warrant will terminate and become void as of the Expiration Time. The Warrant was issued to the Preferred Stockholder concurrently with the closing of the PIPE Transactions.

Waiver Agreement

On the Closing Date, the Company and the Preferred Stockholder entered into a Waiver Agreement (the “Waiver Agreement”), pursuant to which the Preferred Stockholder waived the obligation of the Company under the Registration Rights Agreement, dated as of May 7, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), between the Company and the Preferred Stockholder, to file a registration statement with respect to certain shares of Common Stock (the “Registration Statement”) no later than 10 business days following the issuance of the Warrant Shares, and the Company agreed to file the Registration Statement no later than 60 business days following the issuance to the Preferred Stockholder of the Warrant Shares.

The foregoing summaries of the Subscription Agreements, the A&R CoD, the Warrant and the Waiver Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of Subscription Agreement, the A&R CoD, the Warrant and the Waiver Agreement, copies of which are being filed as Exhibits 10.1, 3.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. The Subscription Agreements, the A&R CoD, the Warrant and the Waiver Agreement are not intended to be a source of factual, business or operational information about the Company or its subsidiaries.

Item 3.02    Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated by reference into this Item 3.02.
As described in Item 1.01, the Company issued the PIPE Shares to the Investors in accordance with the terms of the Subscription Agreements and the Conversion Shares to the Preferred Stockholder in accordance with the terms of the A&R CoD, in each case on the Closing Date. The offer and sale of the PIPE Shares was made in reliance upon an exemption from registration under the Securities Act, pursuant to Section 4(a)(2) thereof. The issuance of the Conversion Shares to the Preferred Stockholder was made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(9) thereof.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Designation of Series A Convertible Senior Preferred Stock, dated January 21, 2026.
10.1	Form of Subscription Agreement, dated January 21, 2026, between the Company and the Investors.
10.2	Warrant to Purchase Shares of Common Stock, dated January 21, 2026, between the Company and the Preferred Stockholder.
10.3	Waiver Agreement, dated January 21, 2026, between the Company and the Preferred Stockholder.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANZATECH GLOBAL, INC.

Dated: January 22, 2026	By:	/s/ Maryann Maas
	Name:	Maryann Maas
	Title:	Interim General Counsel
4